                                 EXHIBIT (c)(2)

                    REPORT OF THE COMPANY'S FINANCIAL ADVISOR

Presentation to the
Special Committee of the Board of
Directors of STV Group, Incorporated
--------------------------------------------------------------------------------






April 30, 2001



[LOGO]

HOULIHAN LOKEY HOWARD & ZUKIN
Financial Advisors
1930 Century Park West
Los Angeles, California 90067
(310) 553-8871 o http://www.hlhz.com
Los Angeles o New York o Chicago o San Francisco
Washington, D.C. o Minneapolis o Dallas o Atlanta o Toronto o Hong Kong

                                                         STV Group, Incorporated

Table of Contents

--------------------------------------------------------------------------------

                                                                         Section
                                                                         -------

Executive Summary ....................................................      A

Analysis of Publicly Traded Stock Price ..............................      B

Fundamental Valuation ................................................      C

Other Valuation Considerations .......................................      D

Appendices ...........................................................      E

Acquisition of Minority Interest Study
Going Private Study
STV Financial Statements
Houlihan Lokey Fairness Opinion


                                                Houlihan Lokey Howard & Zukin  i

                                                               Executive Summary

                                                         STV Group, Incorporated

Executive Summary

--------------------------------------------------------------------------------

Background and Scope Of Engagement

o We understand that STV Group, Incorporated ("STV" or the "Company") intends to make an offer to purchase all of the publicly traded shares of common stock not already held by the STV Employee Stock Ownership Plan (the "ESOP") for $11.25 per share (the "Consideration"). We understand that the Company will purchase a total of 2,525,265 shares, including 1,082,980 options to purchase common shares, in the Transaction. We also understand that the ESOP currently owns approximately 63% of STV's basic shares outstanding.

o It is our understanding that the Company has formed a special committee (the "Committee") to consider certain matters relating to the Transaction. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") has been retained by the Committee to provide an opinion (the "Opinion") as to the fairness of the Consideration, from a financial point of view, to the non-ESOP public stockholders of the Company. Such transaction and all related transactions are referred to collectively herein as the "Transaction."


                                                Houlihan Lokey Howard & Zukin  1

                                                         STV Group, Incorporated

Executive Summary

--------------------------------------------------------------------------------

Per Share Price Conclusion

                                                         Per Share  Value Range
                                                            Low         High
                                                         ---------  -----------
Conclusion of Analysis of Publicly Traded Stock Price     $ 7.49  --  $ 8.56

Market Multiple Approach                                   11.27  --   12.48

Comparable Transaction Approach                            11.39  --   14.01

Discounted Cash Flow Analysis Approach                     10.18  --   11.39

Conclusion of Sale Process                                  9.00  --   13.00
                                                         ---------   ----------
Range                                                       7.49       14.01

Mean                                                        9.87       11.89

Median                                                     10.18       12.48

Selected Per Share Value Range                            $10.00      $12.00
-------------------------------------------------------------------------------
Selected Per Share Value                                        $11.25
-------------------------------------------------------------------------------

o Going Private Price at $11.25 per share represents approximately:

  o 210% of recent price;

  o 162% of 1-year average price;

  o 118% of 1-year high price; and

  o 98% of 4-year high price.

o Although the above represents a significant premium to STV's current publicly traded stock price:

  o STV's stock faces significant illiquidity and other constraints to public fair market value;

  o STV's stock price is significantly undervalued compared to comparable companies; and

  o The Transaction price falls within the indicted ranges of fair market value as determined by the sale process and fundamental analysis.


                                                Houlihan Lokey Howard & Zukin  2

                                                         STV Group, Incorporated

Executive Summary

--------------------------------------------------------------------------------

Indications of Value

  o Conclusion: The Consideration of $11.25 per share falls within the range of indications of fair market value.

  o In assessing the financial fairness of the purchase price offered in the Transaction to the Company's non-ESOP public stockholders we have analyzed the reasonableness of the Consideration being offered in the Transaction by comparing it with (i) the trading value of the Company's publicly traded equity securities, (ii) the fundamental valuation based on widely accepted valuation methodologies and (iii) the private market control price, as determined by the sale process conducted by CIBC Oppenheimer ("CIBC").

  o Public stock price analysis: As a publicly traded company, STV's market value provides an indication of value. The following table highlights the recent trading activity for the Company's common stock (as of 4/24/01).

                    ----------------------------------------
                      Current Price                  $5.35

                      Thirty Day Average             $5.33

                      52 Week High (8/15/00)         $9.50

                      52 Week Low (3/19/01)          $4.75
                    ----------------------------------------

  o However, as described in greater detail later in the presentation, the public stock price does not reflect the true value of STV due to a number of factors, including the lack of significant trading volume, public float or analyst coverage. In the Transaction, the Company will purchase from its existing public shareholders all of the outstanding shares, other than those held by its employee stock ownership plan (the "ESOP"). Thus, the ESOP will own 100% of the outstanding shares post-transaction. This constitutes a going private transaction. Therefore, we have performed and analyzed a study of transactions similar to the proposed Transaction.

  o Upon analyzing the trading prices for STV, we applied a premium to a representative market value to incorporate both the small, thinly traded company discount and the going-private premium that would be required to be paid in order to arrive at a control equity market value.

  o Concluded control price per share value range: $7.50 to $8.50.


                                                Houlihan Lokey Howard & Zukin  3

                                                         STV Group, Incorporated

Executive Summary

--------------------------------------------------------------------------------

Indications of Value (continued)

o Fundamental valuation: In order to arrive at an independent control equity market valuation of the Company, Houlihan Lokey also conducted a fundamental valuation, which incorporated three commonly accepted valuation methods: the market multiples, comparable transactions and discounted cash flow approaches.

  o Concluded control price per share value range: $10.00 to $12.00.

o Other indications of value:

o Sale Process: This Transaction follows an approximately two-year process that STV Management conducted to maximize shareholder value, which included a detailed sale process conducted by CIBC. According to STV Management, the Company was "shopped" to several firms beginning in 1999. These firms included large engineering companies and one conglomerate. STV excluded contractor firms from the sale process. Most of the firms completed at least limited due diligence, with some firms performing a more detailed review. STV ultimately received written indications of interest from eight firms and one verbal indication of interest (all these firms engaged in some level of due diligence). The indications of interest ranged from approximately $8 to $13 per share, with most of the indications of interest in the $9 to $13 per share range. Please see Other Valuation Considerations for more detailed information concerning the sale process.

  o Concluded control price per share value range: $9.00 to $13.00.

o Private companies with public information: Several companies that are privately held file publicly released data with the SEC. These "trading" multiples of these companies are analyzed herein and compared with the Company's implied valuation. The Company's implied valuation range falls within a small range from the median of the privately held companies.



o Other Factors:

  o Minority repurchase type transaction (i.e. lower control premium)

  o Going Private Transaction

  o Sale process was conducted but resulted in no closure

  o Going Private impacted by financing marketplace which is difficult now

  o Failure to do a transaction results in the very low trading price (i.e. this deal is a high control premium)


                                                Houlihan Lokey Howard & Zukin  4

                                                         STV Group, Incorporated

Executive Summary

--------------------------------------------------------------------------------

Company Overview

Overall Description

STV provides engineering and architectural consulting and design services on a variety of projects for the federal government, local, state and foreign governments, and private industry. The Company also performs selected design/build, construction management projects. As of September 30, 2000, STV and its subsidiaries employed 1,228 people, 1,061 were engaged in engineering and architectural services, 122 were engaged in administration and 45 in marketing.

Description of Services

o Architectural Engineering -- design and development of systems for heating ventilation, cooling, refrigeration, fire protection, lighting, power generation and distribution, and communications. In addition, STV has performed energy conservation audits and has recommended and designed programs for the conservation of fuel and electrical energy.

o Civil, Highway, Bridge, Airport and Port Engineering -- design of lighting, drainage, erosion systems, and mapping and landscaping services. STV also performs hydraulic and hydrologic studies, soils engineering, traffic studies and surveys.

o Defense Systems Engineering -- design and development of systems relating to naval aircraft, weapons systems, land-based systems, jet blast deflectors, ship-weapon capability, etc.

o Industrial Process Engineering -- technical analyses, feasibility studies, plant layouts, and machinery and construction inspection services.

o Transportation Engineering -- planning and design of track, terminals, stations, yards, and shop for the railway industry.

o Design Build -- this area involves the joint and simultaneous design and construction of a project under a single contract with an owner.


                                                Houlihan Lokey Howard & Zukin  5

                                         Analysis of Publicly Traded Stock Price

                                                         STV Group, Incorporated

Analysis of Publicly Traded Stock Price

--------------------------------------------------------------------------------

Assessment of STV's Public Stock Price

Houlihan Lokey analyzed STV's public stock price, float and trading volume by:

o reviewing the Company's historical stock price and volume relative to Company significant events;

o calculating the Company's public float as a percent of total shares outstanding;

o calculating the ratio of average daily trading volume (over the most recent 90 days) to float and total shares outstanding; and

o comparing the Company's ratios to similar ratios of comparable publicly traded companies.

Houlihan Lokey concluded that the Company's common stock: (i) trades less actively than the comparable public companies and (ii) has a significantly smaller float than the comparable public companies (as a percentage of shares outstanding.)


                                                Houlihan Lokey Howard & Zukin  7

                                                         STV Group, Incorporated

Analysis of Publicly Traded Stock Price

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

Transaction Shares Analysis

(Shares in Millions)

                                                                  Number of             Percentage of Basic
STV Stock Holders as of 12/31/2000 per Form 10-K/A               Shares Owned           Shares Outstanding
---------------------------------------------------              ------------           -------------------
STV ESOP                                                            2.435843                  62.81%
William J. Doyle, Director                                          0.222600                   5.74%
Michael Haratunian, Chairman of the Board                           0.103792                   2.68%
Richard L. Holland, Director                                        0.093274                   2.41%
Dominick M. Servedio, CEO                                           0.055424                   1.43%
Whitney A. Sanders                                                  0.046200                   1.19%
Peter W. Knipe, CFO                                                 0.026136                   0.67%
Maurice L. Meier, Director                                          0.001328                   0.03%
G. Michael Stakias, Director                                        0.001000                   0.03%
                                                                 -----------                 -------
  Total "Insider" and 5% or more ownership                          2.985597                  76.99%

Shares and Options Outstanding
-------------------------------
Basic                                                               3.878128
Options                                                             1.082980
                                                                 -----------
  Total Shares Including Options                                    4.961108


Shares Being Purchased in the Transaction
-----------------------------------------
Total Shares Outstanding less ESOP Shares                           1.442285
Options                                                             1.082980
                                                                 -----------
  Total Shares Being Purchased                                      2.525265
                                                                 ===========










                                                Houlihan Lokey Howard & Zukin  8

                                                         STV Group, Incorporated

Analysis of Publicly Traded Stock Price

--------------------------------------------------------------------------------

Summary of Recent Trading Activity

                                 STV GROUP, INC.
                            WEEKLY PRICE/VOLUME GRAPH

                               [GRAPHIC OMITTED]




                                                Houlihan Lokey Howard & Zukin  9

                                                         STV Group, Incorporated

Analysis of Publicly Traded Stock Price

--------------------------------------------------------------------------------

Summary of Recent Trading Activity

                         NUMBER OF DAYS STV STOCK TRADED
             WITHIN CERTAIN PRICE RANGES (FROM 12/31/97 TO 4/24/01)

                               [GRAPHIC OMITTED]


                                               Houlihan Lokey Howard & Zukin  10

                                                         STV Group, Incorporated

Analysis of Publicly Traded Stock Price

--------------------------------------------------------------------------------

Float and Trading Volume Activity


                            Average Daily Public Float  Diluted Shares     Public Float /      Average Daily      Avg. Daily Vol. /
Public Comparable Companies  Volume (1)   Estimate (2)  Outstanding (3)  Shares Outstanding  Vol. / Public Float  Shares Outstanding
---------------------------  ----------   ------------  ---------------  ------------------  -------------------  ------------------

BAKER (MICHAEL) CORP               0.014         4.170             8.288              50.3%                 0.3%                0.2%
EA ENGINEERING SCI & TECH          0.007           NA              6.000                 NA                   NA                0.1%
ECOLOGY AND ENVIRON -CL A          0.002         1.370             4.107              33.4%                 0.1%                0.0%
HLM DESIGN INC                     0.004         1.430             2.189              65.3%                 0.3%                0.2%
JACOBS ENGINEERING GROUP INC       0.202        22.590            26.934              83.9%                 0.9%                0.7%
KEITH COMPANIES INC                0.152         1.890             5.686              33.2%                 8.1%                2.7%
URS CORP                           0.064        16.260            22.816              71.3%                 0.4%                0.3%
WESTON (ROY F) -SER A              0.045         6.730            10.090              66.7%                 0.7%                0.4%

------------------------------------------------------------------------------------------------------------------------------------
High (4)                           0.202        22.590            26.934              83.9%                 8.1%                2.7%
Low (4)                            0.002         1.370             2.189              33.2%                 0.1%                0.0%

Mean (4)                           0.061         7.777            10.764              57.7%                 1.5%                0.6%
Median (4)                         0.029         4.170             7.144              65.3%                 0.4%                0.2%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
STV Group, Inc.                    0.003         0.770             4.216              18.3%                 0.3%                0.1%
------------------------------------------------------------------------------------------------------------------------------------

Notes:
------
(1) Based on 90-day average trading activity as of April 24, 2001.
(2) Source: Bloomberg.
(3) Based on publicly available information.
(4) Statistics include only comparable companies values.



                                               Houlihan Lokey Howard & Zukin  11

                                                         STV Group, Incorporated

Analysis of Publicly Traded Stock Price

--------------------------------------------------------------------------------

Implied Trading Multiples

                        STV HISTORICAL EV/EBIT MULTIPLES
                     VS. HLHZ INDEX OF ENGINEERING COMPANIES

                               [GRAPHIC OMITTED]

Note: Excludes certain outlying engineering company multiples in 1st Quarter
2001.

                                               Houlihan Lokey Howard & Zukin  12

                                                         STV Group, Incorporated

Analysis of Publicly Traded Stock Price

--------------------------------------------------------------------------------

Conclusion of Analysis of STV's Publicly Traded Stock Price


----------------------------------------------------------------------------------------------------------
Conclusion of Analysis of STV's Publicly Traded Stock Price

                                                              Price             Price
                                                            Per Share         Per Share
                                                            ---------         ---------
    (1) Spot Price                                            $5.35             $5.35

        5 Day Average                                         $5.29             $5.29

        30 Day Average                                        $5.33             $5.33

        52-Week Average                                       $6.94             $6.94

        52-Week High                                          $9.50             $9.50

        52-Week Low                                           $4.75             $4.75
                                                             ------            ------

        Indicated Stock Price                                 $5.35             $5.35

        Premium for:
         - Lack of volume and small float;
    (2)  - Going Private; and
    (2)  - Acquisition of Minority Interest                   40.0%             60.0%
                                                             ------            ------

        --------------------------------------------------------------------------------
        Concluded Equity Value                                $7.49             $8.56
        --------------------------------------------------------------------------------


        Notes:
        ------
        (1) Spot Price as of 4/24/01.
        (2) See Appendices for acquisition of minority interest and going-private studies.






                                               Houlihan Lokey Howard & Zukin  13

                                                           Fundamental Valuation

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------

Valuation Summary

($Millions, except per share values)
        Enterprise Equity Indication from Operations

                         Market Multiple Approach (a)                   $50.400       --      $56.400

                         Comparable Transaction Approach                $51.000       --      $64.000

                         Discounted Cash Flow Approach                  $45.000       --      $51.000

        Enterprise Equity Value

                        -------------------------------------------------------------------------------
                         Enterprise Equity Conclusion (rounded)         $49.000               $56.000
                        -------------------------------------------------------------------------------

                        -------------------------------------------------------------------------------
                         Selected Enterprise Equity Conclusion          $49.000               $56.000
                        -------------------------------------------------------------------------------

                         Plus: Cash Proceeds from Stock Options          $5.508                $5.508
                                                                       --------              --------
                        -------------------------------------------------------------------------------
                         Enterprise Equity Value                        $54.508               $61.508

                         Per Share Value (b)                             $10.99                $12.40
                        -------------------------------------------------------------------------------


Notes:
------
(a) Includes a Premium of                       20.0%
(b) Number of Shares Outstanding (in millions)  4.961





                                               Houlihan Lokey Howard & Zukin  15

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Market Multiple Approach

($Millions)
                                                                   Interest-
                     Representative          Selected               Bearing                 Indicated
LTM                       Level           Multiple Range             Debt                Enterprise Value
-------------        ---------------      ---------------         -----------            ----------------
Revenues                $167.830          0.25x -- 0.30x                                $41.960 -- $50.350
EBITDA                   $10.890           4.0x --  4.5x                                $43.560 -- $49.010
EBIT                      $9.460           5.0x --  5.5x                                $47.300 -- $52.030
Net Income                $5.100           8.5x --  9.0x            $3.000              $46.350 -- $48.900
                                                                                       --------   --------
NFY
-------------
EBITDA                   $11.670           3.5x -- 4.0x                                 $40.850 -- $46.680
EBIT                      $9.970           4.5x -- 5.0x                                 $44.870 -- $49.850
Net Income                $5.380           8.0x -- 8.5x             $3.000              $46.040 -- $48.730
                                                                                       --------   --------

Mean                                                                                    $44.419 -- $49.364
Median                                                                                  $44.870 -- $49.010
                                                                                       --------   --------

Selected Minority Enterprise Value Conclusion                                           $45.000    $50.000

Less: Total Interest-Bearing Debt                                                         3.000      3.000
                                                                                       --------   --------

Marketable Minority Equity Conclusion                                                   $42.000    $47.000
                                                                                       ========   ========

Control Premium @ 20.0%                                                                  $8.400     $9.400
                                                                                       --------   --------

----------------------------------------------------------------------------------------------------------
Concluded Control Equity Value (rounded)                                                $50.400    $56.400
----------------------------------------------------------------------------------------------------------

Plus: Cash Proceeds from Stock Options                                                   $5.508     $5.508

Enterprise Equity Value                                                                 $55.908    $61.908

----------------------------------------------------------------------------------------------------------
Per Share Value (1)                                                                      $11.27     $12.48
----------------------------------------------------------------------------------------------------------

Note:
-----
(1) Number of Shares Outstanding (in millions)   4.961




                                               Houlihan Lokey Howard & Zukin  16

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Multiple Analysis

                 Range                           Actual STV
                 -----                           Multiples                      Selected Range as a       Selected Range as a
LTM          Low      High     Mean   Median   as of 4/24/01    Selected Range   Percent of Median   Percent of Actual STV Multiples
---          ---      ----     ----   ------   -------------    --------------   -----------------   -------------------------------

Revenues   0.21 x   1.84 x   0.56 x   0.42 x       0.16 x     0.25 x -- 0.30 x     59.4% --  71.2%           155.8% -- 187.0%

EBITDA      3.0 x   10.5 x    7.0 x    6.9 x        2.6 x      4.0 x --  4.5 x     57.8% --  65.0%           154.8% -- 174.1%

EBIT        4.5 x   13.7 x    9.7 x   11.2 x        3.0 x      5.0 x --  5.5 x     44.8% --  49.3%           167.1% -- 183.8%

Net Income  5.6 x   22.4 x   15.2 x   17.1 x        5.1 x      8.5 x --  9.0 x     49.6% --  52.5%           165.8% -- 175.6%





NFY
---

EBITDA      3.1 x    9.2 x    5.9 x    4.8 x           NA      3.5 x --  4.0 x     72.2% --  82.5%

EBIT        4.3 x   11.6 x    7.2 x    6.1 x           NA      4.5 x --  5.0 x     74.0% --  82.2%

Net Income  7.3 x   19.3 x   11.2 x    7.8 x           NA      8.0 x --  8.5 x    102.9% -- 109.4%






                                               Houlihan Lokey Howard & Zukin  17

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Control Premium Analysis

Relevant Transactions:
----------------------

        Transaction
        Closing Date    Target Company Name                     Control Premium
        ------------    -------------------------------------   ---------------
        3/12/01         Weston (Roy F)                               14.6%
        1/11/01         GZA GeoEnvironmental Technologies Inc        16.4%
        4/20/00         Agra, Inc.                                   46.0%
        3/24/00         Harding Lawson                               25.0%
                                                                ---------------
        6/24/99         Dames & Moore Group                          30.0%
        12/4/98         Fluor Daniel GTI                             35.3%
        1/29/98         ATC Group Services                           29.7%
        4/1/96          Greiner Engineering                          64.8%
        1/15/96         Earth Technology Corp.                       49.4%
                        -------------------------------------------------------
                                                         Median      30.0%
                                                         Average     34.6%
                        -------------------------------------------------------
                        -------------------------------------------------------
                                           Median (2001 and 2000)    20.7%
                                          Average (2001 and 2000)    25.5%
                        -------------------------------------------------------

Mergerstat Control Premium Study:
---------------------------------

4th Quarter 2000 Summary Figures (1)
                                    Number of Transactions         147
                                    Range of Premiums       -96.4% to 255.2%
                                    Median                        45.0%
                                    Average                       49.1%

12-Month Summary Figures (1/1/00 to 12/31/00)
                                    Number of Transactions         923
                                    Range of Premiums       -96.4% to 432.4%
                                    Median                        37.1%
                                    Average                       48.6%

-------------------------------------------------------------------------------
Selected Control Premium                                          20.0%
-------------------------------------------------------------------------------

Note:
-----
(1) All domestic transactions that occurred during the second quarter.
Note: Mergerstat Control Premium Study Statistics exclude negative premiums.


                                               Houlihan Lokey Howard & Zukin  18

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Representative Levels


($Millions)
                                                                                 Fiscal Year Ended September 30,
                                      Adjusted             LTM Ended   ------------------------------------------------    3-Year
                                        LTM        NFY      3/31/01      2000       1999       1998      1997      1996    Average
                                      --------  -----------------------------------------------------------------------    -------
Revenue                                         $172.759    $167.834   $149.680   $138.940   $105.178   $94.676   $94.073
    Adjustments                                    0.000       0.000      0.000      0.000      0.000     0.000     0.000
                                                -------------------------------------------------------------------------
Adjusted Revenue                      $167.830  $172.759    $167.834   $149.680   $138.940   $105.178   $94.676   $94.073  $131.266
                                      ========                                                                             ========
Operating Income                                $  8.951    $  8.458   $  9.003   $  7.165   $  4.761   $ 3.148    $2.802

Adjustments:
    SERPS Accrual(1)                               1.023       1.000      1.000      0.000      0.000     0.000     0.000
                                                -------------------------------------------------------------------------
    Adjustments Subtotal                           1.023       1.000      1.000      0.000      0.000     0.000     0.000
                                                -------------------------------------------------------------------------
Adjusted EBIT                         $  9.460  $  9.974    $  9.458   $ 10.003   $  7.165   $  4.761   $ 3.148    $2.802  $  7.310
                                      ========  ===================================================================================
Depreciation & Amortization                        1.700       1.429      1.250      0.887      0.741     0.795     0.997
    Adjustments                                    0.000       0.000      0.000      0.000      0.000     0.000     0.000
                                                -------------------------------------------------------------------------
Adjusted Depreciation & Amortization               1.700       1.429      1.250      0.887      0.741     0.795     0.997
                                                =========================================================================
Adjusted EBITDA                       $ 10.890  $ 11.674    $ 10.887   $ 11.253   $  8.052   $  5.502   $ 3.943    $3.799  $  8.269
                                      ========  ===================================================================================
Adjusted EBIT                         $  9.460  $  9.974    $  9.458   $ 10.003   $  7.165   $  4.761   $ 3.148    $2.802
                                      ========
Interest Expense                                   0.193       0.193      0.182      0.195      0.469     1.380     1.501
    Adjustments                                    0.000       0.000      0.000      0.000      0.000     0.000     0.000
                                                -------------------------------------------------------------------------
Adjusted Interest Expense                          0.193       0.193      0.182      0.195      0.469     1.380     1.501

Adjusted Pretax Earnings                        $  9.781    $  9.265   $  9.821   $  6.970   $  4.292   $ 1.768    $1.301

Less Taxes @ 45.0%                                 4.402       4.169      4.419      3.136      1.931     0.796     0.585
                                                -------------------------------------------------------------------------
Adjusted Net Income                   $  5.100  $  5.380    $  5.096   $  5.402   $  3.833   $  2.361   $ 0.972    $0.716  $  3.865
                                      ========  ===================================================================================
Adjusted Depreciation & Amortization               1.700       1.429      1.250      0.887      0.741     0.795     0.997

Adjusted Cash Flow                    $  6.520  $  7.080    $  6.525   $  6.652   $  4.720   $  3.102   $ 1.767    $1.713  $  4.825
                                      ========  ===================================================================================
Net Book Value (tangible)             $ 26.463  $ 10.658    $ 26.463   $ 24.146   $ 18.767   $ 13.472   $11.202   $10.342  $ 18.795
                                      ========  ===================================================================================
Total Assets                          $ 67.062  $ 77.533    $ 67.062   $ 62.244   $ 53.486   $ 42.044   $40.672   $39.967  $ 52.591
                                      ========  ===================================================================================

Notes:
------
(1) According to management, the SERPS Accrual Adjustment for the LTM period approximates $1 million.

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Representative Levels Adjustments Discussion

o Specific Financial Adjustment made in Representative Levels Calculation

  o SERP accrual: In 1998, the Company entered into a Supplemental Executive Retirement Plan for its Chairman and President. In order to fund the plan, which will begin to pay out upon retirement, the Company has accrued approximately $1.0 million per year. As part of the transaction, the Company will terminate the Plan in exchange for a one-time payment of $4.8 million. Since the Company is using debt to pay off the Plan, we are including that figure (after tax adjustments) as indebtedness. We have excluded the annual SERP accrual from the financial statements as an extraordinary, non-recurring event.

o Other Adjustments Considered

  o Public versus private expenses: The Company believes that its overhead will decrease as a result of going private. STV has estimated the amount of savings to be approximately $250,000 to $500,000. However, we believe these adjustments are embodied in the control premium of control transaction multiples.

  o Sale process expenses: While the Company has been engaged in the strategic alternatives and sale process since 1999, Management believes that (other than time spent by very few members of Management), the expenses associated with the sale process have been minimal.

  o Strategic Partners joint venture: The Company contributed cash equity in this joint venture to explore international opportunities. The Company assigns no material value to this opportunity. The Company incurred minimal expenses associated with the Strategic Partners effort in 2000 and projects incurring minimal expenses in 2001 and thereafter.

  o Legal Expenses: The Company has incurred excess legal costs over the last few years to defend itself on certain matters and anticipates these costs may continue for several more years.


                                               Houlihan Lokey Howard & Zukin  20

                                                         STV Group, Incorporated

Fundamental Valuation
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Market Performance Parameters

(Millions, except for per share prices)

                                    Current                                                               P/E Multiples
                                  Stock Price     Fully Diluted   Common                   1-Year       ----------------
                                Per Share as of       Shares      Equity    Enterprise   Proj. Earn.             Implied
                                     4/24/01       Outstanding     Value      Value        Growth       LTM       NFY (a)
                                ----------------  --------------  -------   -----------  -----------   -----     --------
BAKER (MICHAEL) CORP                  $9.50            8.288       $78.7      $81.0         100%        14.6x      7.3x

EA ENGINEERING SCI & TECH              1.45            6.000         8.7       12.5         182%        20.4x      7.3x

ECOLOGY AND ENVIRON -CL A              7.80            4.107        32.0       32.3           NA        22.4x        NA

HLM DESIGN INC                         2.23            2.189         4.9       15.9           NA         5.6x        NA

JACOBS ENGINEERING GROUP INC          62.00           26.934     1,669.9    1,812.9          13%        21.7x     19.3x

KEITH COMPANIES INC                   16.30            5.686        92.7       98.4          35%        19.6x     14.6x

URS CORP                              19.00           22.816       433.5    1,086.1          32%        10.3x      7.8x

WESTON (ROY F) -SER A                  4.75           10.090        47.9       62.3          NMF         7.0x        NA

                                                                                  --------------------------------------
                                                                           Low               13%         5.6x       7.3x
                                                                           High             182%        22.4x      19.3x

                                                                           Median            35%        17.1x       7.8x
                                                                           Mean              72%        15.2x      11.2x
                                                                                  --------------------------------------

------------------------------------------------------------------------------------------------------------------------

STV GROUP INC                          5.35            4.216        22.6       25.6          NMF         5.1x        NA
------------------------------------------------------------------------------------------------------------------------


[RESTUBBED TABLE]

                               Price/Cash Flow        Latest Twelve Month Multiples        Implied NFY Multiples
                              -----------------      -------------------------------     -------------------------
                                                        EV/         EV/         EV/           EV/            EV/
                                 LTM      NFY         Revenue     EBITDA(b)     EBIT        EBITDA(c)       EBIT(d)
                               -------   ------      ---------    ---------    ------     ------------    ---------
BAKER (MICHAEL) CORP             6.3x      4.4x        0.21x        4.5x        7.3x          3.1x          4.3x

EA ENGINEERING SCI & TECH       11.1x      5.6x        0.30x        8.5x       11.3x          4.5x          5.2x

ECOLOGY AND ENVIRON -CL A       11.2x        NA        0.43x        7.4x       11.1x            NA            NA

HLM DESIGN INC                   1.8x        NA        0.25x        3.0x        4.5x            NA            NA

JACOBS ENGINEERING GROUP INC    14.3x     13.2x        0.51x       10.5x       13.7x          9.2x         11.6x

KEITH COMPANIES INC             14.8x     11.7x        1.84x       10.1x       12.0x          7.9x          9.0x

URS CORP                         4.9x      4.3x        0.49x        5.2x        6.6x          4.8x          6.1x

WESTON (ROY F) -SER A            4.4x        NA        0.41x        6.4x       11.2x            NA            NA


                              -----------------------------------------------------------------------------------
                        Low      1.8x      4.3x        0.21x        3.0x        4.5x          3.1x          4.3x
                        High    14.8x     13.2x        1.84x       10.5x       13.7x          9.2x         11.6x

                        Median   8.7x      5.6x        0.42x        6.9x       11.2x          4.8x          6.1x
                        Mean     8.6x      7.8x        0.56x        7.0x        9.7x          5.9x          7.2x
                              -----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
STV GROUP INC                    3.9x        NA        0.16x        2.6x        3.0x            NA            NA
------------------------------------------------------------------------------------------------------------------

Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
LTM - Latest Twelve Months
NFY - Next Fiscal Year
EV - Enterprise Value
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization
P/E - Price to Earnings
(a) NFY estimate is interpolated from analysts' consensus estimates.
(b) EBITDA equals EBIT plus LTM depreciation.
(c) EBITDA equals projected EBIT plus either projected or LTM depreciation.
(d) EBIT equals projected net income multiplied by an assumed tax rate plus interest expense.
                                               Houlihan Lokey Howard & Zukin  21

                                                         STV Group, Incorporated
Fundamental Valuation

------------------------------------------------------------------------------------------------------------------------------------

Risk Analysis Rankings

------------------------------------------------------------------------------------------------------------------------------------

               Size                                      Growth                                Growth
             (Revenue)                                 (2 yr Rev.)                         (Annual Revenue)
JACOBS ENGINEERING GROUP INC   $3,539.0    URS CORP                       65.4%    URS CORP                       55.5%
URS CORP                       $2,208.3    KEITH COMPANIES INC            35.2%    HLM DESIGN INC                 40.6%
BAKER (MICHAEL) CORP             $390.7    HLM DESIGN INC                 34.6%    KEITH COMPANIES INC            34.7%
STV Group, Inc.                  $167.8    JACOBS ENGINEERING GROUP INC   27.6%    JACOBS ENGINEERING GROUP INC   18.9%
WESTON (ROY F) -SER A            $151.7    STV Group, Inc.                19.3%    ECOLOGY AND ENVIRON -CL A      10.3%
ECOLOGY AND ENVIRON -CL A         $75.0    ECOLOGY AND ENVIRON -CL A       6.6%    STV Group, Inc.                 7.7%
HLM DESIGN INC                    $62.3    WESTON (ROY F) -SER A           4.0%    EA ENGINEERING SCI & TECH       4.1%
KEITH COMPANIES INC               $53.4    EA ENGINEERING SCI & TECH       0.3%    WESTON (ROY F) -SER A           2.7%
EA ENGINEERING SCI & TECH         $41.2    BAKER (MICHAEL) CORP          -13.4%    BAKER (MICHAEL) CORP          -22.8%

====================================================================================================================================

            Profitability                             Profitability                            Profitability
          (EBIT to Revenue)                        (EBITDA to Revenue)                     (Gross Profit Margin)

KEITH COMPANIES INC               15.3%    KEITH COMPANIES INC            18.3%    HLM DESIGN INC                 44.5%
URS CORP                           7.4%    URS CORP                        9.5%    ECOLOGY AND ENVIRON -CL A      40.8%
HLM DESIGN INC                     5.7%    HLM DESIGN INC                  8.5%    URS CORP                       39.3%
STV Group, Inc.                    5.6%    STV Group, Inc.                 6.5%    KEITH COMPANIES INC            35.6%
ECOLOGY AND ENVIRON -CL A          3.9%    WESTON (ROY F) -SER A           6.4%    EA ENGINEERING SCI & TECH      17.8%
JACOBS ENGINEERING GROUP INC       3.7%    ECOLOGY AND ENVIRON -CL A       5.8%    BAKER (MICHAEL) CORP           13.3%
WESTON (ROY F) -SER A              3.7%    JACOBS ENGINEERING GROUP INC    4.9%    WESTON (ROY F) -SER A          12.9%
BAKER (MICHAEL) CORP               2.9%    BAKER (MICHAEL) CORP            4.7%    JACOBS ENGINEERING GROUP INC   12.6%
EA ENGINEERING SCI & TECH          2.7%    EA ENGINEERING SCI & TECH       3.5%    STV Group, Inc.                10.3%

====================================================================================================================================

              Liquidity                                Activity                                  Activity
           (Current Ratio)                         (Inventory Turnover)                   (A/R collection period)

ECOLOGY AND ENVIRON -CL A          3.8    ECOLOGY AND ENVIRON -CL A         NMF    KEITH COMPANIES INC             66.2
URS CORP                           2.2    JACOBS ENGINEERING GROUP INC      NMF    HLM DESIGN INC                  67.0
WESTON (ROY F) -SER A              1.9    URS CORP                          NMF    JACOBS ENGINEERING GROUP INC    67.6
EA ENGINEERING SCI & TECH          1.9    STV Group, Inc.                   NMF    BAKER (MICHAEL) CORP            68.2
STV Group, Inc.                    1.8    BAKER (MICHAEL) CORP             18.3    EA ENGINEERING SCI & TECH       80.3
KEITH COMPANIES INC                1.6    WESTON (ROY F) -SER A             9.7    STV Group, Inc.                 82.7
HLM DESIGN INC                     1.4    KEITH COMPANIES INC               6.0    ECOLOGY AND ENVIRON -CL A      106.4
BAKER (MICHAEL) CORP               1.4    EA ENGINEERING SCI & TECH         4.7    URS CORP                       114.9
JACOBS ENGINEERING GROUP INC       1.3    HLM DESIGN INC                    3.6    WESTON (ROY F) -SER A          141.0

------------------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]
-------------------------------------------------------------------------------
            Growth                                       Growth
        (2 Year EBITDA)                              (Annual EBITDA)

URS CORP                         79.5%    EA ENGINEERING SCI & TECH      287.4%
STV Group, Inc.                  43.0%    KEITH COMPANIES INC             82.4%
EA ENGINEERING SCI & TECH        40.2%    WESTON (ROY F) -SER A           59.4%
KEITH COMPANIES INC              39.3%    URS CORP                        55.1%
WESTON (ROY F) -SER A            21.7%    ECOLOGY AND ENVIRON -CL A       44.2%
JAOBS ENGINEERING GROUP INC      21.2%    STV Group, Inc.                 39.8%
HLM DESIGN INC                   18.8%    JACOBS ENGINEERING GROUP INC    18.0%
ECOLOGY AND ENVIRON -CL A        12.4%    HLM DESIGN INC                  15.5%
BAKER (MICHAEL) CORP              1.9%    BAKER (MICHAEL) CORP           -31.0%

================================================================================

            Dividend                              Relative Depreciation
         (Payout Ratio)                          (Depreciation to EBITDA)

ECOLOGY AND ENVIRON -CL A       163.9%    WESTON (ROY F) -SER A           43.1%
BAKER (MICHAEL) CORP              0.0%    BAKER (MICHAEL) CORP            38.8%
EA ENGINEERING SCI & TECH         0.0%    HLM DESIGN INC                  33.5%
HLM DESIGN INC                    0.0%    ECOLOGY AND ENVIRON -CL A       32.7%
JACOBS ENGINEERING GROUP INC      0.0%    EA ENGINEERING SCI & TECH       24.7%
KEITH COMPANIES INC               0.0%    JACOBS ENGINEERING GROUP INC    23.2%
URS CORP                          0.0%    URS CORP                        21.6%
WESTON (ROY F) -SER A             0.0%    KEITH COMPANIES INC             16.0%
STV Group, Inc.                   0.0%    STV Group, Inc.                 13.1%

================================================================================

            Leverage
          (Debt to EV)

ECOLOGY AND ENVIRON -CL A         0.2%
BAKER (MICHAEL) CORP              2.8%
KEITH COMPANIES INC               5.8%
JACOBS ENGINEERING GROUP INC      7.6%
STV Group, Inc.                  11.7%
WESTON (ROY  F) -SER A           23.1%
EA ENGINEERING SCI & TECH        30.2%
URS CORP                         60.1%
HLM DESIGN INC                   69.3%

--------------------------------------------------------------------------------

                                               Houlihan Lokey Howard & Zukin  22

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Comparable Transaction Approach



($Millions)
                        Representative           Selected                   Indicated
LTM                         Level             Multiple Range           Enterprise  Value
----------              --------------       -----------------         ------------------
Revenues                  $167.830           0.30 x -- 0.40 x          $50.350 -- $67.130
EBITDA                     $10.890            5.0 x --  6.0 x          $54.450 -- $65.340
EBIT                        $9.460            6.0 x --  7.0 x          $56.760 -- $66.220



Mean                                                                   $53.853 -- $66.230
Median                                                                 $54.450 -- $66.220
                                                                       -------    -------

Selected Concluded Enterprise Value                                    $54.000    $67.000

Less: Total Interest-Bearing Debt                                        3.000      3.000
                                                                       -------    -------

-----------------------------------------------------------------------------------------
Concluded Control Equity Value  (rounded)                              $51.000    $64.000
=========================================================================================

Plus: Cash Proceeds from Stock Options                                  $5.508     $5.508

Enterprise Equity Value                                                $56.508    $69.508

-----------------------------------------------------------------------------------------
Per Share Value (1)                                                     $11.39     $14.01
=========================================================================================

Note:
----
(1) Number of Shares Outstanding (in millions)   4.961



                                               Houlihan Lokey Howard & Zukin  23

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Comparable Transactions Analysis

($Millions)
                                                                                                                       Target
                                                                                              Transaction  Control     Revenue
Date       Target                                          Acquiror                              Price     Premium   ($ Millions)
----------------------------------------------------------------------------------------------------------------------------------

Recent Transactions
-------------------
3/12/01    Weston (Roy F)                                  American Capital Strategies, Ltd.      50.88       15%         151.7
1/11/01    GZA GeoEnvironmental Technologies Inc. (1)      Futureco Environmental Inc.            26.49       16%          65.4
7/14/00    Stone & Webster Inc.                            Shaw Group Inc.                        140.7       NA         1327.5
5/9/00     W&H Pacific                                     IT Group Inc.                           18.0       NA           35.0
4/20/00    Agra, Inc.                                      Amec PLC                               513.6       46%       1,293.7
3/24/00    Harding Lawson                                  MACTEC                                  59.2       25%         168.9
12/14/99   Benham Companies, Inc.                          W.S. Atkins                             52.3       NA          113.3

Historical Transactions
-----------------------

6/24/99    Dames & Moore Group                             URS Corp.                              600.0       30%         921.0
4/12/99    ICF Kaiser International (Division)             IT Group, Inc.                          74.0       NA          105.9
3/31/99    Roche Limited, Consulting Group                 IT Group, Inc.                          10.0       NA           28.3
1/14/99    Sverdrup Corporation                            Jacobs Engineering                     198.0       NA          996.0
12/4/98    Fluor Daniel GTI                                IT Group                                69.3       35%         196.0
1/29/98    ATC Group Services                              Weiss, Peck & Greer                    117.2       30%         114.0
11/17/97   Woodward Clyde                                  URS Corp.                              100.0       NA          339.0
4/1/96     Greiner Engineering                             URS Corp                                73.0       65%         155.0
1/15/96    Earth Technology Corp.                          Tyco International Ltd.                 64.7       49%         115.0

                                                                                              Relevant Summary Statistics
                                                                                          -------------------------------------
                                                                                                 Low          15%          28.3
                                                                                                High          65%        1327.5

                                                                                              Median          30%         153.4
                                                                                                Mean          35%         382.9
                                                                                          -------------------------------------

(RESTUBBED TABLE)

($Millions)
                                                                                                   EV/      EV/     EV/
Date       Target                                          Acquiror                               EBIT    EBITDA  Revenues
--------------------------------------------------------------------------------------------------------------------------

Recent Transactions
-------------------
3/12/01    Weston (Roy F)                                  American Capital Strategies, Ltd.      11.8x     6.7x    0.43x
1/11/01    GZA GeoEnvironmental Technologies Inc. (1)      Futureco Environmental Inc.            14.9x     7.1x    0.38x
7/14/00    Stone & Webster Inc.                            Shaw Group Inc.                         4.7x     4.1x    0.42x
5/9/00     W&H Pacific                                     IT Group Inc.                            NA       NA     0.51x
4/20/00    Agra, Inc.                                      Amec PLC                               12.4x     8.7x    0.53x
3/24/00    Harding Lawson                                  MACTEC                                  5.6x     3.9x    0.25x
12/14/99   Benham Companies, Inc.                          W.S. Atkins                              NA       NA     0.46x

Historical Transactions
-----------------------

6/24/99    Dames & Moore Group                             URS Corp.                              11.6x     8.8x    0.57x
4/12/99    ICF Kaiser International (Division)             IT Group, Inc.                         12.1x    12.0x    0.79x
3/31/99    Roche Limited, Consulting Group                 IT Group, Inc.                         64.9*    18.5x    0.39x
1/14/99    Sverdrup Corporation                            Jacobs Engineering                     10.6x     8.6x    0.26x
12/4/98    Fluor Daniel GTI                                IT Group                               20.9x    10.3x    0.35x
1/29/98    ATC Group Services                              Weiss, Peck & Greer                    11.0x     8.6x    1.00x
11/17/97   Woodward Clyde                                  URS Corp.                               8.7x     6.2x    0.40x
4/1/96     Greiner Engineering                             URS Corp                               23.0x     9.4x    0.40x
1/15/96    Earth Technology Corp.                          Tyco International Ltd.                 9.7x     6.3x    0.90x

                                                                                       Relevant Summary Statistics
                                                                                ------------------------------------------
                                                                                       Low         4.7x     3.9x   0.25x
                                                                                      High        23.0x    18.5x   1.00x

                                                                                    Median        11.6x     8.6x   0.42x
                                                                                      Mean        12.1x     8.5x   0.50x
                                                                                ------------------------------------------

Notes:
------
(1) The multiples stated are based on publicly available information. However, HLHZ acted as the financial advisor to GZA in this transaction and believes that the representative adjusted multiples are materially lower than stated herein.
* Not representative; excluded from range. Source: HLHZ and Mergerstat.

                                               Houlihan Lokey Howard & Zukin  24

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Selected Engineering "Going Private" Transactions

Roy F. Weston

o March 12, 2001--Roy F. Weston, Inc. (NASDAQ:WSTNA) and affiliates of American Capital Strategies, Ltd. (NASDAQ:ACAS) entered into a definitive merger agreement under which Weston would be acquired for cash consideration of $5.02 per share for each of Weston's publicly traded Series A common shares and $5.38 per share for each of Weston's privately held common shares.

o The total purchase price for the shares is approximately $51 million. After the merger, Weston will continue to operate from its headquarters in West Chester, Pennsylvania.

o In the merger transaction, Weston will become a wholly owned subsidiary of a holding company owned by American Capital Strategies and by senior managers of Weston. Those senior managers, led by William L. Robertson, Chief Executive Officer, will remain in place following the merger.

o In the five years following the merger, a broad-based employee stock ownership plan will receive contributions of shares in the holding company that will constitute approximately 40% of the holding company's equity.

o Commenting on the merger, Mr. Robertson said: "After careful consideration of Weston's strategic alternatives over more than a year, the Board of Directors of Weston has reached an agreement that it believes is in the best interests of Weston's shareholders, employees and clients. We are particularly delighted that through our retirement plan, our employees will have a significant ownership stake in our business. We are convinced that a privately-owned Weston, in which employees have substantial ownership, has the best potential for long-term success in the marketplace, better aligning employees' and executives' personal interests with the interests of the corporation and its clients."

o The Weston Board of Directors, based in part on the unanimous recommendation of a Special Committee of the Board of Directors, approved the merger agreement. The Board also called a special meeting of shareholders to be held on May 29, 2001, to approve the merger. The merger will be presented for approval by the holders of Weston's non-publicly traded common shares and publicly traded Series A common shares, voting separately.

                                               Houlihan Lokey Howard & Zukin  25

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Selected Engineering "Going Private" Transactions (Continued)

o Certain members of the Weston family, who control substantially more than a majority of the voting power of all outstanding Weston non-publicly traded common shares, agreed to vote their shares in favor of the merger.

o The merger, which is also subject to customary closing conditions, is expected to close by the end of the second quarter of 2001. The acquiring entities have received financing commitments for the transaction from Bank of America, Fleet Capital and American Capital Strategies, subject to customary conditions.

o The following chart details the proposed offer and premium that American Capital Strategies is proposing to pay:


---------------------------------------------------------------------------------------------------------------------------------
                                                              Method
                                                              of        5 Day     EV - Enterprise
Announced   Seller              Buyer                         Payment   Premium   Value ($mm)       EV/EBIT   EV/EBITDA   EV/REV
---------------------------------------------------------------------------------------------------------------------------------
12-Mar-01   Weston (Roy F) Inc  American Capital Strategies   Cash      14.61%    65.28             11.8 x    6.7 x       0.43 x
                                Ltd/ESOP
---------------------------------------------------------------------------------------------------------------------------------



                                               Houlihan Lokey Howard & Zukin  26

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Selected Engineering "Going Private" Transactions (Continued)

GZA GeoEnvironmental Technologies

o August 17, 2000--GZA GeoEnvironmental Technologies, Inc. (formerly NASDAQ:
  GZEA) announced that it executed an Agreement and Plan of Merger with Futureco Environmental, Inc. and Futureco's wholly owned subsidiary, GeoEnvironmental Acquisition, Inc. The Agreement provided for Futureco to acquire all the outstanding shares of GZEA common stock which Futureco does not own or have the right to acquire, at a price of $6.40 per share.

o The initial agreement to purchase outstanding stock was signed in August 2000. The conversion to private ownership was accomplished through a merger with GeoEnvironmental Acquisition, Inc., a wholly-owned subsidiary of Futureco Environmental, Inc., the privately-held firm organized by the GZA senior management team which led the transition effort. On December 28, 2000, all outstanding shares of GZA's common stock not already affiliated with Futureco were acquired. Key Bank National Association of Portland, ME provided funding for the merger.

o New CEO William R. Beloff, a 26-year GZA veteran who has seen the company run as both a public and a private entity, said that he and the other new owners are very enthused about the transition, and their firm's future. "We recognized both the value and the potential of GZA, and believe that private ownership will better enable us to meet our goals of retaining senior staff, expanding our services and increasing client satisfaction."

o Beloff continued, "As a publicly held entity, our first obligation was to our stockholders. Yet, many of GZA's employees have fueled the success of the firm, and we can now reward them more appropriately for their efforts." He added, "We entered this arrangement with the strong support of our clients, and our management staff. And, we have purchased a very financially healthy company. Last year's revenues were the firm's strongest in its history, and during the last four year period, each year showed an increase in profitability."

o Beloff said that the firm has a number of specific plans for expansion, both short and long-term and that the privatization of the company will allow for increased emphasis on and success for growth.




                                               Houlihan Lokey Howard & Zukin  27

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

o The following chart details the transaction price and premium paid by Futureco
  Environmental:



------------------------------------------------------------------------------------------------------------------------------------


                                                               Method
                                                               of         5 Day     EV - Enterprise
Announced   Seller                 Buyer                       Payment    Premium   Value ($mm)      EV/EBIT    EV/EBITDA    EV/REV
------------------------------------------------------------------------------------------------------------------------------------
17-May-00   GZA GeoEnvironmental
             Technologies Inc     Futureco Environmental Inc   Cash        16.36%     $ 24.660        14.9x        7.1x       0.38x

------------------------------------------------------------------------------------------------------------------------------------

                                               Houlihan Lokey Howard & Zukin  28

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Selected Engineering "Going Private" Transactions (Continued)

Harding Lawson

o June 2, 2000--Harding Lawson Associates Group, Inc. (formerly NASDAQ: HRDG) and privately held MACTEC, Inc. (MACTEC), announced that their merger arrangement was final.

o After unanimous approval of the Merger Agreement by the Board of Directors in early March, the merger was approved at a special meeting of Harding Lawson shareholders held on May 25, 2000. As a result, MACTEC has acquired all of the outstanding shares of Harding Lawson common stock at a price of $11.50 per share, allowing most of Harding Lawson's long-term shareholders to realize a substantial premium on their shares.

o Robert L. Costello, Jr., Harding Lawson's President and Chief Executive Officer commented on the merger, "This transaction will allow our stockholders to receive a substantial premium over recent trading prices of our stock. Competitive issues related to the consolidation in the engineering services industry are the key drivers in our decision to pursue this transaction. Our clients are demanding a higher degree of responsiveness to their technical services needs. This can be achieved more readily by bringing together a broader base of technical resources giving our clients an expanded network of high quality professional and technical consulting talent, and our employees gain greatly enhanced career opportunities."

o Scott State, Chief Executive Officer of MACTEC, commented that: "I am pleased to welcome the employees and clients of Harding Lawson to the MACTEC family. Our new size will present our employees with increased career potential and rewards commensurate with our expanded business opportunities. Our clients will benefit from this merger in that we will now be a much larger company with new economies of scale, greater geographical coverage, and a broader scope of services."

                                               Houlihan Lokey Howard & Zukin  29

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

o The following chart details the transaction price and premium paid by MACTEC:



----------------------------------------------------------------------------------------------------------------------------------
                                                  Method
                                                  of          5 Day        EV - Enterprise
Announced     Seller                Buyer         Payment     Premium      Value ($mm)          EV/EBIT      EV/EBITDA      EV/REV
----------------------------------------------------------------------------------------------------------------------------------
24-Mar-00     Harding Lawson        MACTEC         Cash        25.00%       42.10                5.6 x       3.9 x          0.25 x
----------------------------------------------------------------------------------------------------------------------------------


                                               Houlihan Lokey Howard & Zukin  30

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Discounted Cash Flow Analysis - Conclusion


---------------------------------------------------------------------------------------------------

($Millions)
                                                                               Range
                                                                        --------------------
                                                                          Low         High
                                                                        -------      -------
Gordon Growth Method                                                     $49.064 -- $56.356
Exit Multiple Method                                                     $44.004 -- $50.543



Selected Concluded Enterprise Value                                      $48.000    $54.000


Less: Interest Bearing Debt                                               $3.000     $3.000
                                                                        --------   --------

--------------------------------------------------------------------------------------------
Concluded Control Equity Value (rounded)                                 $45.000    $51.000
--------------------------------------------------------------------------------------------


Plus: Cash Proceeds from Stock Options                                    $5.508     $5.508


Enterprise Equity Value                                                  $50.508    $56.508

--------------------------------------------------------------------------------------------
Per Share Value (1)                                                       $10.18     $11.39
--------------------------------------------------------------------------------------------


Note:
-----
(1) Number of Shares Outstanding (in millions)  4.961








                                               Houlihan Lokey Howard & Zukin  31

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Discounted Cash Flow Analysis - Gordon Growth

($Millions)
                                                         Projections for Fiscal Years Ending September 30,
                                              --------------------------------------------------------------------
                                                2001(1)      2002        2003        2004      2005      Terminal
                                              --------------------------------------------------------------------
Revenues                                      $  86.380   $ 184.852   $ 197.792   $ 211.637  $ 226.452   $ 226.452
Representative EBITDA                             5.679       9.938      10.041      10.043     10.583      10.583
Less: Depreciation and Amortization              (0.850)     (1.400)     (0.905)     (0.268)    (0.124)     (0.124)
                                              ---------   ---------   ---------   ---------  ---------   ---------
Representative EBIT                               4.829       8.538       9.136       9.775     10.459      10.459
Less: Taxes @ 45.0%                              (2.173)     (3.842)     (4.111)     (4.399)    (4.707)     (4.707)
                                              ---------   ---------   ---------   ---------  ---------   ---------
Debt-Free Earnings                            $   2.656   $   4.696   $   5.025   $   5.376  $   5.753   $   5.753
Add: Depreciation and Amortization(2)             0.850       1.400       0.905       0.268      0.124     = Capex
Less: Working Capital Increase                   (3.832)     (1.731)     (1.910)     (2.044)    (2.187)     (2.187)
Less: Capital Expenditures(2)                    (0.650)         --          --          --         --       = D&A
                                              ---------   ---------   ---------   ---------  ---------   ---------
Debt-Free Cash Flow                           $  (0.976)  $   4.365   $   4.019   $   3.600  $   3.689   $   3.565

Years to Receipt of Cash Flow                      0.25        1.00        2.00        3.00       4.00

                                                                                                        -----------
                                                2001         2002        2003        2004      2005    |   Total   |
                                              -------------------------------------------------------- |           |
Present Value of Interim Cash Flows    10.0%     (0.953)      3.968       3.322       2.705      2.520 |   11.561  |
                                       10.5%     (0.952)      3.950       3.292       2.668      2.475 |   11.432  |
                                       11.0%     (0.951)      3.932       3.262       2.632      2.430 |   11.306  |
                                       11.5%     (0.950)      3.915       3.233       2.597      2.387 |   11.181  |
                                       12.0%     (0.949)      3.897       3.204       2.562      2.345 |   11.059  |
                                                                                                        -----------
                                                                 Gordon Growth Rate
                                              --------------------------------------------------------
                                                4.0%         4.5%        5.0%        5.5%      6.0%
                                              --------------------------------------------------------
Present Value of Terminal Flow         10.0%     42.209      46.268      51.138      57.091     64.532
                                       10.5%     38.262      41.650      45.654      50.458     56.330
                                       11.0%     34.893      37.758      41.100      45.050     49.790
                                       11.5%     31.987      34.436      37.263      40.560     44.457
                                       12.0%     29.456      31.570      33.987      36.776     40.029

                                                                 Gordon Growth Rate
                                              --------------------------------------------------------
                                                4.0%         4.5%        5.0%        5.5%      6.0%
                                              --------------------------------------------------------
Total Enterprise Value                 10.0%     53.770      57.829      62.699      68.652     76.093
                                                             ------------------------------
                                       10.5%     49.694    | 53.082      57.086      61.890 |   67.762
                                       11.0%     46.199    | 49.064      52.406      56.356 |   61.096
                                       11.5%     43.168    | 45.618      48.444      51.742 |   55.639
                                                             ------------------------------
                                       12.0%     40.515      42.630      45.047      47.835     51.089

-------------------------------------------------------------------------------------------------------------------
                Indicated Relevant EV Range:                $49.064      to          $56.356
                                     Mean                                $52.854
                                     Median                              $52.406
-------------------------------------------------------------------------------------------------------------------

Notes:
------
(1) 2001 projections have been halved because STV has a fiscal year end of 9/30.
(2) Depreciation & amortization and capital expenditures equal each other into perpetuity.

                                               Houlihan Lokey Howard & Zukin  32

                                                         STV Group, Incorporated

Fundamental Valuation

------------------------------------------------------------------------------------------------------------------------------------

Discounted Cash Flow Analysis - Exit Multiple

($Millions)

                                                        Projections for Fiscal Years Ending September 30,
                                            --------------------------------------------------------------------------
                                              2001 (1)          2002            2003            2004         2005
                                            --------------------------------------------------------------------------
Revenues                                     $  86.380       $  184.852      $  197.792     $  211.637    $  226.452
Representative EBITDA                            5.679            9.938          10.041         10.043        10.583
Less: Depreciation and Amortization             (0.850)          (1.400)         (0.905)        (0.268)       (0.124)
                                            ----------      -----------     -----------     ----------    ----------
Representative EBIT                              4.829            8.538           9.136          9.775        10.459
                -------
Less: Taxes @  | 45.0% |                        (2.173)          (3.842)         (4.111)        (4.399)       (4.707)
                -------                     ----------      -----------     -----------     ----------    ----------
Debt-Free Earnings                          $    2.656       $    4.696      $    5.025     $    5.376     $   5.753
Add: Depreciation and Amortization               0.850            1.400           0.905          0.268         0.124
Less: Working Capital Increase                  (3.832)          (1.731)         (1.910)        (2.044)       (2.187)
Less: Capital Expenditures                      (0.650)               -               -              -             -
Debt-Free Cash Flow                         $   (0.976)      $    4.365      $    4.019     $    3.600     $   3.689

Years to Receipt of Cash Flow                     0.25             1.00            2.00           3.00          4.00

                                                                                                                        ----------
                                                2001             2002           2003             2004         2005     |  Total   |
                                            |------------------------------------------------------------------------- |          |
Present Value of Interim Cash Flows  10.0%  |  (0.953)           3.968           3.322           2.705         2.520   |  11.561  |
                                     10.5%  |  (0.952)           3.950           3.292           2.668         2.475   |  11.432  |
                                     11.0%  |  (0.951)           3.932           3.262           2.632         2.430   |  11.306  |
                                     11.5%  |  (0.950)           3.915           3.233           2.597         2.387   |  11.181  |
                                     12.0%  |  (0.949)           3.897           3.204           2.562         2.345   |  11.059  |
                                                                                                                        ----------

                                                                    Exit EBIT Multiple
                                             -------------------------------------------------------------------------
                                                4.50x            5.00x          5.50x           6.00x         6.50x
                                            |-------------------------------------------------------------------------
Present Value of Terminal Flow       10.0%  |  30.651           34.057          37.463          40.868        44.274
                                     10.5%  |  30.032           33.369          36.706          40.043        43.380
                                     11.0%  |  29.428           32.698          35.968          39.237        42.507
                                     11.5%  |  28.839           32.043          35.247          38.452        41.656
                                     12.0%  |  28.264           31.404          34.545          37.685        40.826


                                                                    Exit EBIT Multiple
                                             -------------------------------------------------------------------------
                                                4.50x            5.00x          5.50x           6.00x         6.50x
                                            |-------------------------------------------------------------------------
Total Enterprise Value               10.0%  |  42.212           45.618          49.024          52.429        55.835
                                            |               --------------------------------------------
                                     10.5%  |  41.464      |    44.801          48.138          51.475  |     54.812
                                     11.0%  |  40.734      |    44.004          47.273          50.543  |     53.813
                                     11.5%  |  40.020      |    43.225          46.429          49.633  |     52.838
                                            |               --------------------------------------------
                                     12.0%  |  39.323           42.464          45.604          48.745        51.885

----------------------------------------------------------------------------------------------------------------------------------
               Indicated Relevant EV Range:                    $44.004         to              $50.543
                                Mean                                           $47.280
                                Median                                         $47.273
----------------------------------------------------------------------------------------------------------------------------------

Note:
-----
(1) 2001 projections have been halved because STV has a fiscal year end of 9/30.



                                               Houlihan Lokey Howard & Zukin  33

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

Implied Growth Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Growth
                                                                                                ------------------------
Company Name                      Cost of Equity (1)         NFY P/E           LTM P/E           One Year      Terminal
---------------------------      --------------------       ----------       -----------        ----------    ----------

BAKER (MICHAEL) CORP                    11.6%                  7.31            14.65              100.4%         4.4%
EA ENGINEERING SCI & TECH               14.1%                  7.25            20.42              181.7%         8.8%
ECOLOGY AND ENVIRON -CL A                9.1%                    NA            22.43                 NA *        4.5%
HLM DESIGN INC                          12.6%                    NA             5.64                 NA *       -4.3% *
JACOBS ENGINEERING GROUP INC             9.5%                 19.31            21.73               12.5%         4.7%
KEITH COMPANIES INC                     10.8%                 14.55            19.64               34.9%         5.4%
URS CORP                                11.8%                  7.77            10.27               32.1%         1.9%
WESTON (ROY F) -SER A                    9.5%                    NA             7.03                 NA *       -4.2% *


----------------------------------------------------------------------------------------------------------------------------
Low                                      9.1%                                                      12.5%         1.9%
High                                    14.1%                                                     181.7%         8.8%

Median                                  11.2%                                                      34.9%         4.6%
Mean                                    11.1%                                                      72.3%         5.0%
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
Concluded Terminal Growth                                                                                         5.0%
----------------------------------------------------------------------------------------------------------------------------



Notes:
------
(1) Cost of Equity = Risk Free Rate + [Levered Beta * Equity Risk Premia] + Size Risk Premia
* Excluded from the Range




                                               Houlihan Lokey Howard & Zukin  34

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

WACC Analysis


($Millions)

                                                      Market                          Debt to    Preferred to   Equity to
                                          Preferred  Value of   Enterprise  Debt to  Enterprise   Enterprise    Enterprise
Company Name                       Debt    Stock      Equity      Value     Equity     Value         Value        Value
                                  -----   ---------  --------   ----------  -------  ----------  ------------   ----------

BAKER (MICHAEL) CORP               $2.3     $0.0      $78.7       $81.0        2.9%      2.8%         0.0%          97.2%
EA ENGINEERING SCI & TECH           3.8      0.0        8.7        12.5       43.4%     30.2%         0.0%          69.8%
ECOLOGY AND ENVIRON -CL A           0.1      0.0       32.0        32.1        0.2%      0.2%         0.0%          99.8%
HLM DESIGN INC                     11.0      0.0        4.9        15.9      225.9%     69.3%         0.0%          30.7%
JACOBS ENGINEERING GROUP INC      137.8      0.0    1,669.9     1,807.6        8.2%      7.6%         0.0%          92.4%
KEITH COMPANIES INC                 5.7      0.0       92.7        98.4        6.2%      5.8%         0.0%          94.2%
URS CORP                          652.6      0.0      433.5     1,086.1      150.5%     60.1%         0.0%          39.9%
WESTON (ROY F)-SER A               14.4      0.0       47.9        62.3       30.0%     23.1%         0.0%          76.9%
                                ------------------------------------------------------------------------------------------
                Mean             $103.5     $0.0     $296.0      $399.5       58.4%     24.9%         0.0%          75.1%
                Median             $8.4     $0.0      $63.3       $71.7       19.1%     15.4%         0.0%          84.6%
                                ------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
STV GROUP INC                       3.0      0.0       22.6        25.6       13.3%     11.7%         0.0%         (88.3%)
--------------------------------------------------------------------------------------------------------------------------







                                               Houlihan Lokey Howard & Zukin  35

                                                         STV Group, Incorporated

Fundamental Valuation

--------------------------------------------------------------------------------

WACC Analysis (Continued)

                                                       Decile   Adjusted   Equity    Size
                                 Levered   Unlevered   Based   Unlevered    Risk     Risk      Cost of   Cost of  Cost of
Company Name                      Beta       Beta       Beta      Beta     Premia    Premia    Equity      Debt   Preferred    WACC
------------                      ----       ----       ----      ----     ------    ------    ------      ----   ---------    -----
BAKER (MICHAEL) CORP              0.22       0.22       1.43      0.22      8.1%      3.95%     11.6%      7.8%        0.0%    11.4%
EA ENGINEERING SCI & TECH         0.53       0.42       1.43      0.42      8.1%      3.95%     14.1%      7.5%        0.0%    11.2%
ECOLOGY AND ENVIRON -CL A        -0.08      (0.08)      1.43     (0.08)     8.1%      3.95%      9.1%      9.0%        0.0%     9.1%
HLM DESIGN INC                    0.35       0.15       1.43      0.15      8.1%      3.95%     12.6%      8.7%        0.0%     7.5%
JACOBS ENGINEERING GROUP INC      0.42       0.40       1.12      0.51      8.1%      0.28%      9.5%      7.9%        0.0%     9.2%
KEITH COMPANIES INC               0.12       0.12       1.43      0.12      8.1%      3.95%     10.8%      9.4%        0.0%    10.5%
URS CORP                          0.66       0.35       1.23      0.40      8.1%      0.64%     11.8%     10.3%        0.0%     8.4%
WESTON (ROY F) -SER A            -0.04      (0.03)      1.43     (0.03)     8.1%      3.95%      9.5%      7.7%        0.0%     8.4%

                                 ---------------------------------------------------------------------------------------------------
                          Mean    0.38       0.27       1.37      0.30         -          -     11.1%      8.5%        0.0%     9.5%
                          Median  0.39       0.28       1.43      0.31         -          -     11.2%      8.3%        0.0%     9.1%
                                 ---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
STV GROUP INC                     0.35       0.32       1.43      0.32      8.1%      3.95%     12.6%      9.5%        0.0%    11.8%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For Comparable Companies Only:

   Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1-Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value) + (Cost of Preferred * Preferred to Enterprise Value)

   Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premia) + Size Risk Premia

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For Subject Company Use Only:

   Weighted Average Cost of Capital (WACC) = ((Cost of Debt * (1-Tax Rate)
   * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value) + (Cost of Preferred * Preferred to Enterprise Value)) + Projection Risk Premium

   Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premia) + Size Risk Premia + Company Specific Risk Premium

   Company Specific Risk Premium - Used to adjust for issues such as key man risk

   Projection Risk premium - Used to reflect expectation of projection realization
--------------------------------------------------------------------------------


Assumptions
-----------
20-Year Treasury Bond Yield         5.8%
Equity Risk Premia (a)             8.10%
Size Risk Premia (a)               3.95%
Company Specific Risk Premium      0.00%
Projection Risk Premium            0.00%
Company Specific Decile Beta        1.43
Selected Adjusted Unlevered Beta    0.31
Levered Beta                        0.34
Tax Rate                           40.0%
Preferred to Enterprise Value       0.0%
Debt to Enterprise Value           15.4%
Equity to Enterprise Value         84.6%
Cost of Debt                        8.3%
Cost of Preferred                   0.0%
Cost of Equity                     12.6%


                                                   --------
WACC                                                 11.4%
                                                   --------

Source: Compustat
(a) Ibbotson Associates, Stocks Bonds Bills and Inflation 2000 Yearbook, pp. 113, 120 and 266.


                                               Houlihan Lokey Howard & Zukin  36

                                                  Other Valuation Considerations

                                                         STV Group, Incorporated

Other Valuation Considerations

--------------------------------------------------------------------------------

Summary of Offers Received by STV

o As illustrated below, the Company received a number of indications of interest, which averaged approximately $11.00. The companies and offers are listed roughly in the order from oldest (late 1998) to most recent (early
  2001). None of these interested parties ever proceeded to a letter of intent or purchase agreement. No buyers are currently in negotiation with the Company.

------------------------------------------------------------------------------------------------------------------------------------
                                                Approximate Last Per
                 Company Type                     Share Stock Price                                         Reason for No Deal
------------------------------------------------------------------------------------------------------------------------------------
U.S. Conglomerate                               $10.00                                  Company withdrew interest after seeing STV's
                                                                                        transportation focus
------------------------------------------------------------------------------------------------------------------------------------
U.S. transportation company                     $11.00                                  Withdrew because of its own litigation and
                                                                                        underlying financial problems
------------------------------------------------------------------------------------------------------------------------------------
Privately held U.S. engineering company         $10.17 to $12.55                        STV terminated because buyer offered
                                                                                        significant consideration in privately held
                                                                                        stock and lacked ability to close
------------------------------------------------------------------------------------------------------------------------------------
Public U.K. engineering company                 $10.00 to $12.00                        STV terminated because of cultural fit
------------------------------------------------------------------------------------------------------------------------------------
Privately held U.S. engineering company         $9.00 to $11.00                         STV terminated due to low offer
------------------------------------------------------------------------------------------------------------------------------------
Public U.S. environmental and transportation    $8.00 to $9.00                          STV terminated due to low offer
engineering firm
------------------------------------------------------------------------------------------------------------------------------------
Public U.S.  environmental and  transportation  $11.00 (verbal indication only)         Buyer decided to sell itself rather than
engineering firm                                                                        pursue purchase
------------------------------------------------------------------------------------------------------------------------------------
Private U.S. transporation engineering firm     $13.00                                  Buyer withdrew offer because of aggregate
                                                                                        purchase price and financing considerations
------------------------------------------------------------------------------------------------------------------------------------
Public European engineering firm                $12.00                                  STV terminated because of extended due
                                                                                        diligence, significant caveats and expected
                                                                                        inability/unwillingness to complete the deal
------------------------------------------------------------------------------------------------------------------------------------

o Relevant Range: $9.00 to $13.00.


                                               Houlihan Lokey Howard & Zukin  38

                                                         STV Group, Incorporated

Other Valuation Considerations

--------------------------------------------------------------------------------

Debt Capacity of STV

o Because this is a going private transaction, utilizing debt, we considered the ability of the Company to raise the capital to purchase the proposed non-ESOP shares.

o Condition of the debt markets: As illustrated in the chart below, the debt markets are experiencing a significant lull in the amounts that lenders are willing to lend versus EBITDA results. This "credit crunch" is not expected to immediately soften based on Federal Reserve-led interest rate changes because, many banks say, the decisions to lend are based on underlying credit fundamentals of companies rather than interest rates.

                               [GRAPHIC OMITTED]

                                               Houlihan Lokey Howard & Zukin  39

                                                         STV Group, Incorporated

Other Valuation Considerations

--------------------------------------------------------------------------------

o E&C Company difficulties: Because of the irregular nature of the contract-driven E&C industry, there are not an abundance of lenders to the industry. Further, asset-based lenders, the only relatively safe haven for lending in today's environment, are particularly loathe to lend to E&C companies because of the arbitrary nature of most accounts receivable (which are based on percentage of completion contracts). Further, there have traditionally been very few financial buyers of E&C companies because of the financial community's inability to leverage an E&C company sufficiently to achieve their required rates of return.

o Therefore, based on an examination of the prospective loan raised by the Company to effectuate the transaction, it appears that the Company cannot raise much more debt than is already contemplated from its proposed transaction lender, Fleet Bank.

                                               Houlihan Lokey Howard & Zukin  40

                                                         STV Group, Incorporated

Other Valuation Considerations

--------------------------------------------------------------------------------

Selected Private Companies' Market Value Indications

o Due to regulatory requirements associated with large numbers of shareholders in ESOP-related transactions, several privately held engineering firms are required to file information with the SEC, including operating and stock price information. The stock prices are determined either by valuations or by formula. These companies (PBSJ Corporation, CH2M Hill and Law Gibb) provide an additional basis upon which Houlihan Lokey can assess STV's value.

o The following sets forth the relevant operating performance and pricing information for the relevant companies:



($Millions, except for per share prices)


                                                   LTM                                      Stock   Fully Diluted   Common
                                -------------------------------------------      Net      Price Per     Shares      Equity
                                Revenues       EBIT    EBITDA    Net Income   Book Value   Share(1)   Outstanding    Value
                                --------       ----    ------    ----------   ----------  ---------  ------------   ------
CH2M HILL COMPANIES LTD        $1,709.500    $49.900   $59.605    $24.531     $116.699       $9.75      29.057      $283.301

LAWGIBB GROUP INC                 263.220     16.186    22.416     11.346       42.460       26.34       3.803       100.168

PBSJ CORP /FL/                    269.451     12.295    20.574     10.493       48.710       10.72       9.248        99.138


------------------------------------------------------------------------------------------------------------------------------------
Implied STV Multiples at $11.25   167.830      9.460    10.890      5.100       26.463       11.25       4.961        55.812
per share
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4/24/01 STV Multiples             167.830      9.460    10.890      5.100       26.463        5.35       4.216        22.555
------------------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]

                                                                     Latest Twelve Month Multiples
                                                                  ------------------------------------
                                 Interest        Enterprise       EV/       EV/
                               Bearing Debt        Value          EBIT     EBITDA      P/E       P/NBV
                               ------------      ----------       ----     ------     -----      -----
CH2M HILL COMPANIES LTD          $14.467         $297.768         6.0x      5.0x       11.5x     2.43x

LAWGIBB GROUP INC                 21.347          121.647         7.5x      5.4x        8.8x     2.36x

PBSJ CORP /FL/                    20.934          120.072         9.8x      5.8x        9.4x     2.04x

                                                              ------------------------------------------
                                                      Low         6.0x      5.0x        8.8x     2.04x
                                                      High        9.8x      5.8x       11.5x     2.43x

                                                      Median      7.5x      5.4x        9.4x     2.36x
                                                      Mean        7.7x      5.4x        9.9x     2.27x
                                                              ------------------------------------------

--------------------------------------------------------------------------------------------------------
Implied STV Multiples at $11.25    3.000           58.812         6.2x      5.4x       10.9x     2.11x
per share
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
4/24/01 STV Multiples              3.000           25.555         3.0x      2.6x        5.1x     0.85x
--------------------------------------------------------------------------------------------------------

Notes:
------
(1) The stock prices utilized are as of the most recent publicly stated value. The most recent dates are as follows for the above three companies: March 16, 2001 for CH2M HILL, approximately February 14, 2001 for PBSJ and December 31, 2000 for LAWGIBB.
LTM - Latest Twelve Months
EV - Enterprise Value
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization
P/E - Price to Earnings




                                               Houlihan Lokey Howard & Zukin  41

                                                                      Appendices

                                          Acquisition of Minority Interest Study

                                                         STV Group, Incorporated

Acquisition of Minority Interest Study

--------------------------------------------------------------------------------

o The following chart highlights the 72 transactions analyzed.

                     ACQUISITION OF MINORITY INTEREST STUDY
                      Summary of Premiums (Discounts) Paid

                                            Median Premium (Discount)
                                           ---------------------------
        Year    # of Transactions          1 Day     1 Week    1 Month
        -----   -----------------          -----     ------    -------
        2000           6                   27.6%     32.6%      40.0%
        1999          12                   41.3%     43.8%      44.0%
        1998          10                   10.5%     19.0%      14.6%
        1997          18                   27.3%     27.8%      30.7%
        1996           9                   17.5%     17.5%      19.2%
        1995           9                   25.8%     23.1%      25.3%
        1994           8                   33.2%     36.0%      31.5%
                      --
        Total         72
        High                              276.9%    290.0%     290.0%
        Low                                -8.5%    -11.6%     -40.6%

        Median                             27.0%     27.3%      30.9%
        Mean                               33.6%     35.7%      38.4%

o For the 72 transactions analyzed, the median implied premium calculated by comparing the final offer price to the price of the Target's stock one week prior to announcement was 27.3 percent.

                                               Houlihan Lokey Howard & Zukin  44

                                                         STV Group, Incorporated

Acquisition of Minority Interest Study

--------------------------------------------------------------------------------

o Based on Houlihan Lokey's study, on average, the magnitude of the premiums witnessed in acquisitions of remaining minority interest transactions were generally lower than those seen in acquisitions of controlling interest transactions, as illustrated in the table below.

                     ACQUISITION OF MINORITY INTEREST STUDY
        Historical Comparison of (Median) Premiums Paid in Acquisition of
                       Controlling vs. Minority Interests

                                 [GRAPHIC OMITTED]

o Since 1994, the median control premium is 32.0% and the median minority premium is 28.0%.

                                               Houlihan Lokey Howard & Zukin  45

                                                             Going Private Study

                                                         STV Group, Incorporated

Going Private Study

--------------------------------------------------------------------------------

Summary Of Analysis

For the purposes of this study, Houlihan Lokey analyzed 111 going private transactions that were announced between January 1, 1994 and December 31, 2000 in which (i) the Target was a publicly traded company, (ii) the offer price was greater than $2.00 per share, (iii) the Acquiror purchased approximately 100% of the Target's equity for cash and (iv) the time between the announcement and effective dates was less than 270 days.

o The aggregate transaction value of the 111 transactions analyzed was approximately $33.0 billion.

o While there were some outliers, the median one-month control premium was 31.5%.

o The following chart highlights the 111 transactions analyzed.

                               GOING PRIVATE STUDY
                         Median Control Premiums by Year


                             Aggregate        Median Control  Premium
             # of Deals       Value of      ---------------------------
Year         Completed    Transactions(1)   1 Day     1 Week    1 Month
----         ---------    --------------    -----     ------    -------
2000            31           $10,065        23.1%      40.4%     36.9%
1999            19             7,959        27.5%      29.0%     29.1%
1998            10             2,569        23.3%      35.2%     25.8%
1997            12             3,365        18.2%      23.5%     31.1%
1996            19             4,238        21.9%      21.0%     22.8%
1995            11             2,951        28.7%      36.9%     43.2%
1994             9             1,864        39.1%      38.1%     42.2%
----         ---------    --------------    -----     ------    -------
Total          111           $33,010

High                                        216.9%    216.9%    221.1%
Low                                           2.3%      0.4%    -16.9%

Median                                       24.3%     28.0%     31.5%
Mean                                         34.1%     37.9%     40.6%

(1) Dollars in millions.



                                               Houlihan Lokey Howard & Zukin  47

                                                         STV Group, Incorporated

Going Private Study

--------------------------------------------------------------------------------

o Based on Houlihan Lokey's study, historically, the magnitude of the control premiums paid in going private transactions has not been, on a consistent basis, either higher or lower than the average control premium paid in all acquisitions.

                               GOING PRIVATE STUDY
           Historical Comparison of (Median) Control Premiums Paid in
                 Going Private Acquisition vs. All Acquisitions

                               [GRAPHIC OMITTED]

(1) Control premium was calculated using the Target's price one month prior to the announcement date

(2) Data obtained from Mergerstat.

o Since 1994, the median control premium is 32.0% and the median going private premium is 32.0%.

                                               Houlihan Lokey Howard & Zukin  48

                                                         STV Group, Incorporated

Going Private Study

--------------------------------------------------------------------------------

In 94 of the 111 transactions analyzed, or 84.6%, the total transaction value was less than $500 million.

o In 51 of the 111 transactions analyzed, or 45.9% the total transaction value was less than $100 million.

o On average, the control premiums paid in smaller transactions where the transaction value was less than $500 million was greater than the control premiums paid in larger transactions where the transaction value was greater than $500 million.

                               GOING PRIVATE STUDY
                   Median Control Premiums by Transaction Size


        Value            Completed       1 Day      1 Week     1 Month
        -------------    ---------       -----      ------     -------
        Under $100MM        51           21.6%       26.4%      30.7%
        $100 - $500MM       43           28.1%       29.5%      30.5%
        Over $500MM         17           15.9%       15.9%      18.4%
                           ---           -----       -----      -----
        Total              111           24.3%       28.0%      31.5%


                                               Houlihan Lokey Howard & Zukin  49

                                                         STV Group, Incorporated

Going Private Study

--------------------------------------------------------------------------------

o The median one-month control premium paid in transactions where the offer price was between $2.00 and $20.00 per share was approximately 33.3% compared to a median one-month control premium of 25.7% in transactions where the offer price was greater than $20.00 per share.

o In 71.1% of the transactions analyzed, the offer price per share was greater than $10.00.

                               GOING PRIVATE STUDY
                   Median Control Premiums by Transaction Size


                                            Median Control Premium
Offer Price             # of Deals      ------------------------------
Per Share               Completed       1 Day      1 Week      1 Month
---------------         ---------       -----      ------      -------
$2.00 - $5.00                 6         34.6%       37.7%       36.0%
$5.00 - $10.00               26         20.0%       33.3%       33.3%
$10.00 - $20.00              44         26.1%       29.8%       33.3%
Over $20.00                  35         21.9%       23.8%       25.7%
                            ---         ----        ----        ----
Total                       111         24.3%       28.0%       31.5%


o The median one-month control premium paid in going private transactions where the buyer was a strategic buyer was 31.6%. In comparison, the median one-month control premium paid by financial buyers was 28.0%


                               GOING PRIVATE STUDY
                   Median Control Premiums by Type of Acquiror




                                            Median Control Premium
                        # of Deals      ------------------------------
Type                    Completed       1 Day      1 Week      1 Month
---------------         ---------       -----      ------      -------
Financial                    59         25.5%       27.5%       28.0%
Strategic                    52         21.9%       31.3%       31.6%
                            ---         ----        ----        ----
Total                       111         24.3%       28.0%       31.5%



                                                   Houlihan Lokey Howard & Zukin

                                                        STV Financial Statements

                                                         STV Group, Incorporated

Financial Statements

--------------------------------------------------------------------------------

Comparative Summary Income Statement

(FYE Audited, $Millions)

                                              LTM                    Fiscal Year Ended September 30,                    Prior
                                             Ended     ----------------------------------------------------------        LTM
                                            3/31/01      2000        1999         1998         1997        1996        3/31/00
                                           ------------------------------------------------------------------------------------
Total Revenues                             $167.834    $149.680    $138.940     $105.178      $94.676     $94.073      $142.158

Cost of Sales (Goods Sold)                  150.583     132.164     123.687       94.188       86.242      86.359       124.988
                                           ------------------------------------------------------------------------------------
Gross Profit                                 17.251      17.516      15.253       10.990        8.434       7.714        17.170
                                           ------------------------------------------------------------------------------------
Total Operating Expenses                      9.040       8.785       8.438        6.307        5.322       4.912         8.783
                                           ------------------------------------------------------------------------------------
Operating Income                              8.211       8.731       6.815        4.683        3.112       2.802         8.387

Interest Expense                              0.193       0.182       0.195        0.469        1.380       1.501         0.162

Other Income (Expense)                        0.248       0.272       0.350        0.078        0.036       0.000         0.357

Nonrecurring Gain (Insurance Settlements)     1.000       1.000       2.600        0.000        0.000       0.000         2.600
                                           ------------------------------------------------------------------------------------
Pretax Income                                 9.265       9.821       9.570        4.292        1.768       1.301        11.182

Income Taxes (Credit)                         4.308       4.555       4.386        2.098        0.908       0.706         5.017

Minority Interest                             0.000       0.000       0.000        0.000        0.000       0.000         0.000
                                           ------------------------------------------------------------------------------------
Net Income (Loss), Continuing Operations      4.957       5.266       5.184        2.194        0.860       0.595         6.165

Extraordinary Gains (Loss)                    0.000       0.000       0.000        0.000        0.000       0.000         0.000
                                           ------------------------------------------------------------------------------------
Net Income (Loss)                            $4.957      $5.266      $5.184       $2.194       $0.860      $0.595        $6.165
                                           ====================================================================================
Depreciation/Amortization                    $1.429      $1.250      $0.887       $0.741       $0.795      $0.997        $1.086

EBITDA                                       $9.887     $10.253      $8.052       $5.502       $3.943      $3.799        $9.830
                                           ====================================================================================
EBIT(1)                                      $8.458      $9.003      $7.165       $4.761       $3.148      $2.802        $8.744
                                           ====================================================================================

Notes:
------
(1) Includes other income.



                                                   Houlihan Lokey Howard & Zukin

                                                         STV Group, Incorporated

Financial Statements

--------------------------------------------------------------------------------

Comparative Summary Balance Sheet

(FYE Audited, $Millions)
                                                                 As Of September 30,
                                                       ------------------------------------------
Assets                                       3/31/01    2000     1999     1998     1997     1996    3/31/00
                                            ----------------------------------------------------------------
Current Assets:
  Cash & Equivalents                          $1.094   $3.382   $7.248   $4.444   $1.153   $0.028    $2.417
  Accounts Receivable                         43.509   36.282   30.590   23.485   20.154   20.504    32.576
  Costs and Est. Earn. In Excess of Billings  18.867   18.404   17.029   13.218   15.077   14.290    18.322
  Other Current Assets                         0.872    0.915    0.829    1.149    1.726    1.757     0.368
                                            ----------------------------------------------------------------
Total Current Assets                          64.343   58.983   55.696   42.296   38.110   36.579    53.683
                                            ----------------------------------------------------------------

Fixed Assets:
  Furniture and Equipment                      7.729    7.655    6.645    8.195    7.466   12.301     7.025
  Less: Accum. Depreciation                    4.708    4.767    4.832    6.642    6.127   10.987     4.266
                                            ----------------------------------------------------------------
Net Fixed Assets                               3.021    2.888    1.813    1.553    1.339    1.314     2.760
                                            ----------------------------------------------------------------

Intangible Assets                              0.068    0.000    0.000    0.000    0.000    0.000     0.074
L-T Investments                                0.000    0.000    0.000    0.000    0.000    0.000     0.000
Deferred Income Taxes                          0.000    2.852    2.443    1.882    1.660    1.369     0.000
Other Assets                                   0.724    0.903    0.782    0.757    0.716    0.733     0.838
                                            ----------------------------------------------------------------
Total Assets                                 $68.156  $65.626  $60.734  $46.488  $41.825  $39.995   $57.355
                                            ================================================================

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts Payable                           $11.579   $9.025   $7.675   $6.382   $5.707   $5.603    $7.565
  Billings on Uncompleted Contracts in
    Excess of Costs                           12.025   12.514   17.094   13.375    4.386    4.318    12.678
  Current Maturities                           0.098    0.100    0.110    0.564   10.860   10.448     0.105
  Accrued Expenses                            12.388   11.839   10.211    7.676    6.362    7.297    11.147
  Other Current Liabilities                   (0.234 ) 2.916    3.013     1.958    0.696    0.192    (0.003)
                                            ----------------------------------------------------------------
Total Current Liabilities                     35.857   36.394   38.103   29.955   28.011   27.858    31.490
                                            ----------------------------------------------------------------

Long-Term Debt                                 5.769    5.086    3.864    3.061    2.612    1.795     4.442
                                            ----------------------------------------------------------------
Total Liabilities                             41.626   41.480   41.967   33.016   30.623   29.653    35.932
                                            ----------------------------------------------------------------

Minority Interest                              0.000    0.000    0.000    0.000    0.000    0.000     0.000

Stockholders' Equity:
  Common Stock                                $2.064   $2.053   $2.041   $2.025   $1.921   $1.921    $2.045
  Paid-in Capital                              3.651    3.546    3.445    3.350    3.003    3.003     3.478
  Retained Earnings                           21.586   19.318   14.052    8.868    6.674    5.814    16.670
  Less: Treasury Stock                         0.771    0.771    0.771    0.771    0.396    0.396     0.771
                                            ----------------------------------------------------------------
Net Stockholders' Equity                      26.531   24.146   18.767   13.472   11.202   10.342    21.423
                                            ----------------------------------------------------------------

Total Liabilities & Stockholders' Equity     $68.156  $65.626  $60.734  $46.488  $41.825  $39.995   $57.355
                                            ================================================================
Working Capital
  Net                                        $27.490  $19.307  $10.455   $8.461  $19.806  $15.990   $19.880
  Total                                      $28.486  $22.589  $17.593  $12.341  $10.099   $8.721   $22.193



                                                   Houlihan Lokey Howard & Zukin

                                                         STV Group, Incorporated

Financial Statements

--------------------------------------------------------------------------------

Income Statement Projections (FY01-FY05)


($Millions)


                                                           Fiscal Year Ended September 30,
                                       -----------------------------------------------------------------------
                                          2001         2002           2003           2004            2005         CAGR
                                       ---------------------------------------------------------------------------------
Total Revenues                          $172.759     $184.852       $197.792       $211.637        $226.452        7.0%
Less: Subcontract & Procurement Costs     50.000       53.500         57.245         61.252          65.540
                                       ---------------------------------------------------------------------
Operating Revenue                        122.759      131.352        140.547        150.385         160.912        7.0%

Costs and Expenses:
Costs of Services and Sales              104.691      112.720        120.610        129.053         138.087
General and Administrative                 9.434       10.095         10.801         11.557          12.366
                                       ---------------------------------------------------------------------
Total Costs and Expenses                 114.125      122.814        131.411        140.610         150.453
                                       ---------------------------------------------------------------------
Operating Income (EBIT)                    8.634        8.538          9.136          9.775          10.459        4.9%
 % of Total Revenues                        5.0%         4.6%           4.6%           4.6%            4.6%

Other Deductions                           6.780        3.506          3.255          2.716           1.976
Income Before Income Taxes                 1.854        5.032          5.880          7.059           8.484
Income Taxes (1)                          (0.574)         -              -              -               -
                                       ---------------------------------------------------------------------
Net Income                                $2.429       $5.032         $5.880         $7.059          $8.484       36.7%
                                       =====================================================================
Depreciation/Amortization                  1.700        1.400          0.905          0.268           0.124
Capital Expenditures                       1.300          -              -              -               -
Acquisition Capital Expenditures             -            -              -              -               -
Preferred Dividends                          -            -              -              -               -
SERPS Accrual                              1.023          -              -              -               -
EBIT                                      $8.634       $8.538         $9.136         $9.775         $10.459
                                       =====================================================================
EBITDA                                   $11.357       $9.938        $10.041        $10.043         $10.583
                                       =====================================================================


Note:
-----
(1) According to management, STV changes from a "C" corporation to a "S" corporation concurrent with the transaction.




                                                   Houlihan Lokey Howard & Zukin